EXHIBIT INDEX

Exhibit A:
  Attachment to item 77I: Terms of new or amended securities
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Exhibit A:
Dimensional Investment Group Inc.

The "Terms of new or amended securities" are incorporated herein by reference to the Prospectus filed on March 27, 2002 and effective on April 1, 2001 for all portfolios. With respect to the U.S. Small Cap Value Portfolio II, please refer to the Prospectus filed on March 27, 2002 and effective on April 1, 2001, as supplemented on April 30, 2002.